UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): January 30, 2004

INNOVATIVE COMPANIES, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

ITEM 5. OTHER EVENTS.

The Financing

On January 30, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the “Laurus”), under which the Company issued and sold to Laurus in a private placement (i) a $5,000,000 principal amount 6% Secured Convertible Term Note due January 29, 2007 (the “Term Note”), (ii) warrants to purchase 150,000 shares of common stock; 75,000 warrants are at a price equal to $7.34, 50,000 warrants are at a price equal to $7.98 and 25,000 warrants are at a price equal to $8.62. and all of which are exercisable until January 29, 2011 (the “Term Note Warrants”). The Company used proceeds from this financing in the amount of $1,206,756 to pay off its loans with First Community Bank of America.

On February 10, 2004, the Company entered into a Securities Purchase Agreement, with Laurus Master Fund, Ltd., under which the Company issued and sold to Laurus in a private placement (i) $5,000,000 of Series A Preferred Stock of its subsidiary that is convertible into shares of common stock of the Company (the “Series A”), (ii) warrants to purchase 150,000 shares of common stock; 75,000 warrants are at a price equal to $7.25, 50,000 warrants are at a price equal to $7.88 and 25,000 warrants are at a price equal to $8.51. and all of which are exercisable until February 10, 2011 (the “ Series A Warrants”).

The issuance of Term Note, Term Note Warrants, Series A, and Series A Warrants to Laurus is referred to herein as the “Financing.”

The Term Note

The principal amount of the Term Note is repayable at the rate of $151,515.15 per month, commencing on July 1, 2004 and may be paid, at the Company’s option (i) in cash with a 1% premium; or (ii) in shares of common stock if closing price of the common stock on the day prior to the repayment date is at least $7.4412. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $7.02 (110% of the average closing price of the common stock for the ten trading days immediately prior to the date of the Term Note). Interest on the Term Note is payable monthly commencing March 1, 2004 and may be paid, at the Company’s option, in (i) cash, or (ii) shares of common stock, assuming the principal payment for the month is paid in stock. If the average closing price of the common stock for five consecutive trading days is greater than $8.073 (115% of the conversion price), the Company may require that the holders covert into common stock an amount of principal, accrued interest and fees due under the Term Note equal to a maximum of 30% of the aggregate dollar trading volume of the common stock for such five consecutive trading days. The Company may only make one such conversion demand every ten trading days. The Term Note may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the Term Note may require the Company to convert all or a portion of the Term Note, together with interest and fees thereon. The number of shares to be issued shall equal the total amount to be converted, divided by $7.02. The holder shall not be entitled to convert any amount which would result in the holder being the beneficial owner of more than 4.99% of the Company’s common stock, unless 75 days’ prior notice is given to the Company or the Company is in default of its obligations.

The conversion price of the Term Note and the exercise price of the Warrants are subject to customary anti-dilution rights. In addition, if the Company issues common stock at a price less than $7.02, then the conversion price of the Term Note and the exercise price of the Warrants shall be reduced to such lower price.

In addition, the Company has granted a security interest to Laurus in all of its assets until the Term Note obligations are satisfied.

The Series A

The stated value of the Series A is $5,000,000. Dividends on the Series A is payable monthly commencing March 1, 2004 and may be paid, at the Company’s option, in (i) cash at a 1% premium, or (ii) shares of common stock if closing price of the common stock on the day prior to the dividend date is at least $_6.31    . If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $_6.94     (110% of the average closing price of the common stock for the ten trading days immediately prior to the date of the Series A). If the average closing price of the common stock for five consecutive trading days is greater than $$7.26(115% of the conversion price), the Company may require that the holders convert their Series A into an amount of face value, accrued dividends and fees due under the Series A equal to a maximum of 30% of the aggregate dollar trading volume of the common stock for such five consecutive trading days. The Company may only make one such conversion demand every ten trading days. The Series A may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder shall not be entitled to convert any amount which would result in the holder being the beneficial owner of more than 4.99% of the Company’s common stock, unless 75 days’ prior notice is given to the Company or the Company is in default of its obligations.

The net proceeds of this offering are placed in a restricted account and pledged as collateral against any portion of Series A that has not been converted or redeemed.

Other Terms

Laurus is not permitted to convert and/or exercise the Term Note, Term Note Warrants, Series A, or Series A Warrants into shares of common stock if such conversion/and or exercise would give Laurus beneficial ownership of more than 4.99% of the outstanding shares of common stock of the Company.

In addition Laurus has registration rights for the common stock underlying the above-referenced securities.

The terms of the Term Note, Term Note Warrants, Series A, Series A Warrants and the other terms of the Financing are complex. This summary of the terms is general in nature and is qualified by reference to the actual agreements attached as exhibits to the Company’s filings with the SEC. Stockholders desiring a more complete understanding of these securities are urged to refer to such exhibits.

The issuance of the above-referenced securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the transaction documents attached as exhibits to this Form 8-K.

The Company issued a press release on February 12, 2004 announcing the transaction described above which is also attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit Number	Description
3.1	Subsidiary Certificate of Designation for the Series A Convertible Preferred Stock

4.1	Securities Purchase Agreement dated as of January 30, 2004.

4.2	Registration Rights Agreement dated as of January 30, 2004.

4.3	Form of 6% Secured Convertible Term Notes dated as of January 30, 2004.

4.4	Form of Common Stock Purchase Warrant dated as of January 30, 2004.

4.5	Security Agreement

4.5.1	Pledge & Security Agreement

4.6	Series A Securities Purchase Agreement dated as of February 10, 2004.

4.7	Series A Registration Rights Agreement dated as of February 10, 2004.

4.8	Form of Common Stock Purchase Warrant dated as of February 10, 2004.

4.9	Stock Pledge Agreement dated January 30, 2004

4.10	Subsidiary Guarantee dated January 30, 2004

4.11	Series A Bank Escrow Agreement

4.12	Subsidiary Account Side Letter dated January 30, 2004

4.13	Subsidiary Side Letter dated February 10, 2004

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE COMPANIES, INC.

Date: February 12, 2004	/s/ Mihir K. Taneja
Mihir K. Taneja, Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone, Vice President and Chief Financial Officer